                                                                   EXHIBIT 3.26A


                           ARTICLES OF INCORPORATION

                                      OF

                          LEWAN and ASSOCIATES, INC.

          KNOW ALL MEN BY THESE PRESENTS, That we, Stanley K. Mann, Roger N. Flair, and Linda Feather, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation (hereinafter referred to as the "Corporation") under the provisions of the Colorado Corporation Act, adopt the following Articles of Incorporation:

                                   ARTICLE I

                                     Name
                                     ----

          The name of the Corporation is LEWAN and ASSOCIATES, INC.

                                  ARTICLE II

                              Period of Duration
                              ------------------

          The period of duration of the Corporation shall be perpetual.

                                  ARTICLE III

                              Purposes and Powers
                              -------------------

          The objects for which the Corporation is formed are:

          To purchase, sell, rent, as lessor or lessee, repair, and deal generally in new and used office machines, office equipment, office furniture, and office supplies of every variety and to purchase, sell, rent as lessor, and deal generally in and with accessories and parts for such products; and,

          To take, purchase, or otherwise acquire, and to own and hold such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired and held by corporations under the laws of the State of Colorado.

          To sell, assign, convey, exchange, lease, and otherwise deal in and dispose of such real and personal property, lands, buildings, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages and securities as may lawfully be acquired, held, or disposed of by the corporation under the laws of the State of Colorado.

          To purchase, or in any way acquire for investment or for sale or otherwise, lands, contracts for the purchase or sale of lands, buildings, improvements, and any other real property of any kind or any interest therein, and as the consideration of same to pay cash or to issue the capital stock, debenture bonds, mortgage bonds, or other obligations of the corporation, and to sell, convey, lease, mortgage, deed of trust, turn to account, or otherwise deal with all or any part of the property of the corporation; to make and obtain loans upon real estate, improved or unimproved, and upon personal property, giving or taking evidences of indebtedness and securing the payment thereof by mortgage, trust deed, pledge or otherwise; and to enter into contracts to buy or sell any property, real or personal; to buy and sell mortgages, trust deeds, contracts, and evidences of indebtedness, to purchase or otherwise acquire, for the purpose of holding or disposing of the same, real or personal property of every kind and description, including the good will, stock, rights, and property of any person, firm, association, or corporation, paying for the same in cash, stock, or bonds of this corporation; and to draw, make, accept, indorse, discount, execute, and issue promissory notes, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments, or obligations of the corporation without restriction or limit as to the amount.

          To have and to exercise all the powers now or hereafter conferred by the laws of the State of Colorado, upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

          The above enumerated powers shall not be construed as limiting or restricting in any manner the powers of this corporation which shall always have such incidental powers as may be connected with or related to any specific power herein enumerated.

                                  ARTICLE IV

                               Authorized Shares
                               -----------------

          The aggregate number of shares which the Corporation shall have authority to issue is 49,900 shares of common stock, and each of such shares shall be of $1.00 par value. When issued, all shares shall be fully paid and non-assessable, and the private property of shareholders shall not be liable for corporate debts. Each shareholder of record shall have one vote for each share of stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.

                                   ARTICLE V

                             Shareholders' Rights
                             --------------------

          Section1.   Cumulative Voting. Cumulative voting shall not be allowed
          --------    -----------------
in the election of Directors.

          Section 2.  Preemptive Rights.  The holders of the shares of the
          ---------   -----------------
Corporation shall have the preemptive right to purchase, at equitable prices, terms, and conditions as shall be fixed by the Board of Directors, such as the shares of the Corporation as may be issued, from time to time, over and above the shares of the Corporation initially authorized. Such preemptive rights shall apply to all shares subsequently authorized or shares held in the treasury of the Corporation.

                                  ARTICLE VI

                    Registered Office and Registered Agent
                    --------------------------------------

          Section 1.  Registered Office.  The address of the initial Registered
          ---------   -----------------
Office of the Corporation is 1701 Wadsworth, Lakewood, Colorado  80215.

                                       3
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       Section 2.  Stock Ledger and Other Books.  A stock ledger and other books
       ---------   ----------------------------
of record of said Corporation shall be kept within the State of Colorado in charge of Paul R. Lewan whose address is 1701 Wadsworth, Lakewood, Colorado 80215.

       Section 3.  Registered Agent.  The name of the initial registered agent
       ---------   ----------------
of the Corporation at said address is Paul R. Lewan.

                                  ARTICLE VII

                                   Directors
                                   ---------

       Section 1.  Number of Directors.  The business of the Corporation shall
       ---------   -------------------
be transacted by a Board of Directors composed of from four to seven members. It shall not be necessary to be a shareholder in this corporation to be a member of such Board. The initial Board of Directors, as herein identified, shall consist of four members. The number of directors may be increased or decreased from time to time by amendment of the Bylaws.

       If, in the interval between meetings of shareholders of the Corporation, the Board of Directors of the Corporation deem it desirable that the number of Directors be increased or decreased, Directors may be appointed or deleted by the Board of Directors of the Corporation then in office.

       Section 2.  Quorum of Directors.  A quorum for the transaction of
       ---------   -------------------
business shall be three of the Board of directors as then constituted.

       Section 3.  Executive Committee.  The directors, by appropriate
       ---------   -------------------
resolution, may designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution or the Bylaws of the Corporation, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

       Section 4.  No act, contract, or other transaction of the Executive
       ---------
Committee or between the Corporation and two or more of its directors as members or employees, or in which they are in any way interested shall be affected or invalidated in any way because of such fact, provided, a full disclosure is made to the Board of Directors,

                                       4
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and the Board of Directors ratify such act, contract, or other transaction.  The director or directors so interested may be present, and counted in determining the existence of a quorum at any meeting of the Board of Directors which ratifies such act, contract or other transaction, and may vote thereat with like force and effect.

       Section 5.  Names and Addresses.  The names and addresses of the persons
       ---------   -------------------
who are to serve as directors until the first meeting of shareholders, and until their successors shall have been elected and qualified are as follows:

       Name                                       Address
       ----                                       -------
       Paul R. Lewan                    1240 South Birch, Apartment 403
                                        Denver, Colorado  80222

       Gordon L. Wegner                 1792 Park Lake Drive
                                        Boulder, Colorado  80301

       Carl Hofinga                     558 South York
       Denver, Colorado                 80209

       Stanley K. Mann                  269 Cedar Brook Road
                                        Pine Book Hills
                                        Boulder, Colorado  80302

                                  ARTICLE VIII

       This Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation in the manner now or hereinafter prescribed by the Statutes of the State of Colorado, and all rights and powers conferred on the directors and stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

       This Corporation may, at any meeting of its Board of Directors, by a majority vote of the whole Board, sell, lease, exchange and/or convey all of its property and assets including its good will and its corporate franchises upon such terms and conditions for such consideration or considerations as its Board of Directors shall deem expedient and for the best interests of the Corporation. And said consideration or considerations may consist in whole or in part of sharing the stock in

                                       5
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and/or other securities of any other corporation or corporations; provided, however, in all such cases the affirmative vote of the holders of a majority of the stock of this Corporation then issued and outstanding and having voting power shall be voted in ratification of the action of the Board of Directors, said vote to be taken at stockholders' meeting of the Corporation duly called for that purpose. Nothing herein shall be construed to limit the power of the Board of Directors of the Corporation to sell, lease, exchange and/or convey such parts or parcels of its real or personal property or assets as the Board of Directors determine are no longer necessary or expedient to be held by Corporation.

                                   ARTICLE X

                                 Incorporators
                                 -------------

       The names and addresses of the incorporators of the Corporation are as follows:

            Name                   Address
            ----                   -------

       Stanley K. Mann      269 Cedar Brook Road
                            Pine Brook Hills
                            Boulder, Colorado 80302

       Roger N. Flair       3910 Longwood
                            Boulder, Colorado 80303

       Linda Feather        4435 Grinnell Avenue
                            Boulder, Colorado 80303

       EXECUTED this 19th day of June, 1972 by the undersigned incorporators.

                                /s/ Stanley K. Mann
                                ______________________________

                                /s/ Roger N. Flair
                                ______________________________

                                /s/ Linda Feather
                                ______________________________

STATE OF COLORADO)
                 )ss
COUNTY OF BOULDER)

       Before me, ___________________________ a Notary Public in and for the said County and State, appeared Stanley K. Mann, Roger N. Flair, and Linda Feather, being all of the incorporators referred to in Article X

                                       6
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of the foregoing Articles of Incorporation, and upon oath swore to the truth of the facts therein stated.

       WITNESS MY HAND AND NOTARIAL SEAL this 19th day of June, 1972,

       My commission expires _________________________________.

                              ________________________________
                                   Notary Public
(SEAL)

                                       7
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                             ARTICLES OF AMENDMENT

                                    To the

                           ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of
Incorporation:

       FIRST: The name of the corporation is (note 3) LEWAN AND ASSOCITES, INC.
                                                      ------------------------
______________________________________________________________________________.

       SECOND: The following amendment was adopted by the shareholders of the corporation on Sept. 26 1980, in the manner prescribed by the Colorado
               --------   --
Corporation Act:

                                   ARTICLE I
                                   ---------

         The name of the corporation shall be LEWAN & ASSOCIATES, INC.

       THIRD: The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was
                     ---
100.
---

       FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: None

       CLASS                       (Note 1)       NUMBER OF SHARES
       -----                                      ----------------

       FIFTH: the number of shares voted for such amendment was 100; and the
                                                                ---
number of shares voted against such amendment was 0.
                                                  -

       SIXTH: The number of shares of each class entitled to vote thereon as a
class voted for and against such amendment, respectively, was:     None

       CLASS                       (Note 1)       NUMBER OF SHARES VOTED
       -----                                      ----------------------
                                                  For            Against
                                                  ---            -------

       SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

       No Change
                                   (Note 2)

       EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

       No change
                                   (Note 2)


                                LEWAN AND ASSOCIATES, INC.     (Note 3)
                                --------------------------

                                By ___________________________
                                PAUL R. LEWAN        President
                                                                (Note 4)
STATE OF COLORADO,              and __________________________
City and County of  Denver      CARL H. HOFINGA      Secretary
---------           ------

       Before me, Heidi D. Vendel, a Notary Public in and for the said County
                  ---------------
and State personally appeared PAUL R. LEWAN and CARL H. HOFINGA who acknowledged
                              ----------------------------------
before me that they are the President & Secretary of LEWAN AND ASSOCIATED, INC.,
                            ----------------------   --------------------------

  (Title of Office)                      (Name of Corporation)

a Colorado corporation and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

       In witness whereof I have hereunto set my hand and seal this  8/th/ day
                                                                    ----
of October AD 1980
--------     --

       My commission expires 8/29/82      ______________________
                             -------
                                              (Notary Public)

Notes: 1. If  inapplicable, insert "None."
       2. If inapplicable, insert "No change."
       3. Exact corporate name of corporation adopting the Articles of Amendment. (If this is a change of name amendment the name before this amendment is filed)
       4. Signatures and titles of officers signing for the corporation

SUBMIT IN DUPLICATE: means original TYPED copy and first carbon copy, or Xerox copies both having original signatures & verifications.

                                       8
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                                   MAIL TO:
                          Colorado Secretary of State
                              Corporations Office
                           1560 Broadway, Suite 200
                            Denver, Colorado 80202
                                (303) 866-2361

                             ARTICLES OF AMENDMENT
                                    to the
                           ARTICLES OF INCORPORATION

       Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

       FIRST: The Name of the corporation is (note 1) Lewan & Associates, Inc.
                                                      ------------------------

       SECOND: The following amendment to the Articles of Incorporation was adopted on October 17, 1990, as prescribed by the Colorado Corporation Code, in
           ----------------
the manner marked with an X below:

       _______ Such amendment was adopted by the board of directors where no shares have been issued.

          X    Such amendment was adopted by a vote of the shareholders. The
       -------
     number of shares voted for the amendment was sufficient for approval.

ARTICLE IV shall be amended to read as follows:

                                  ARTICLE IV
                               Authorized Shares
                               -----------------

       The aggregate number of shares which the Corporation shall have authority to issue is 399,200,000 shares of common stock, and each of such shares shall be of "no par" value. When issued, all shares shall be fully paid and non-assessable, and the private property of shareholders shall not be liable for corporate debts. Each shareholder of record shall have one vote for each share of stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.


THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: One hundred (100) shares of $1.00 par value issued and outstanding common stock representing one hundred percent (100%) of the issued and outstanding stock of the Corporation prior to this amendment will be exchanged for 800,000 shares of "no par" value common stock.

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: The par value of the common stock will be changed from $1.00 (one dollar) per share to "no par" value per share. The stated capital of the Corporation will remain unchanged at $100.00.

               Lewan & Associates, Inc.           (Note 1)
          ---------------------------------------


          By ___________________________________
          Its ________________________President


          And ___________________________________ (Note 2)
          Its ________________________Secretary


          ________________________________________________(Note 3)
          Its ________________________Director

NOTES:

     1. Exact corporate name of corporation adopting the Articles of Amendments, (If this is a change of name amendment, the name before this amendment if filed).
     2.  Signatures and titles of officers signing for the corporation.
     3.  Where no shares have been issued, signature of a director.

                              ARTICLES OF MERGER
                             Relating to Merger of
                            LEWAN ACQUISITION, INC.
                                 with and into
                           LEWAN & ASSOCIATES, INC.

       Pursuant to Sections 7-111-101, 7-111-103 and 7-111-105 of the Colorado Business Corporation Act, LEWAN ACQUISITION, INC. and LEWAN & ASSOCIATES, INC., both Colorado corporations, certify and adopt the following Articles of Merger:

I.     Plan of Merger.
       --------------


                                PLAN OF MERGER
                             Relating to Merger of
                            LEWAN ACQUISITION, INC.
                                 With and into
                           LEWAN & ASSOCIATES, INC.

Pursuant to Sections 7-111-101, of the Colorado Business Corporation Act, LEWAN ACQUISITION, INC. ("LEWAN ACQUISITION") and LEWAN & ASSOCIATES ("LEWAN"), both Colorado corporations, certify the following Plan of Merger adopted for the purpose of effecting the merger of Lewan Acquisition with and into Lewan (the "MERGER"), in accordance with Article 111 of the Colorado Business Corporation Act.

A.     Parties. The name of each of the undersigned corporations that are a
       -------
       party to the Plan of Merger and the laws under which such corporation are organized:

                 Name                                  State
                 ----                                  -----

          Lewan & Associates, Inc.,                    Colorado

          Lewan Acquisition, Inc.                      Colorado

       The name of the surviving corporation is:

                 Name                                  State
                 ----                                  -----

          Lewan & Associates, Inc.,                    Colorado

B.     Terms and Conditions.  The Merger contemplates that Lewan Acquisition
       --------------------
       will merge with and into Lewan. Pursuant to the terms of the certain Merger Agreement by and among Global Imaging Systems, Inc., a Delaware corporation and parent of Lewan Acquisition ("GLOBAL"), Lewan Acquisition, Lewan and certain shareholders of Lewan, dated as of June 24, 1999 (the "MERGER AGREEMENT"), the shareholders of Lewan will
       --
       receive, subject to certain adjustments, consideration comprised of (I) $50,000,000 in cash, (ii) $5,000,000 in common shares of Global, and
       (iii) an earnout payment, as defined in the Merger Agreement, not the exceed $20,000,000. As provided in the Merger Agreement, the Merger shall be effective as of June 1, 1999. The Merger Agreement is subject to certain customary conditions. Immediately after the Merger, Global will be the sole shareholder of the Surviving corporation. The sole director of the Surviving Corporation shall be Raymond Schilling. The Articles Incorporation of Lewan, as amended herein, (the "ARTICLES") shall be the Articles of Incorporation of the Surviving Corporation. The Bylaws of Lewan shall be the Bylaws of Lewan Acquisition.

C.     Conversion of Shares.  Upon approval of the Plan of Merger by the parties
       --------------------
       thereto:

       1. Each share of each class of the capital stock of Lewan issued and outstanding immediately prior to the Merger shall be canceled; and

       2. Each share of common stock of the Corporation shall be converted into a share of common stock of the Surviving Corporation.

D.     Amendment to the Articles of Incorporation of Lewan. Subsequent to
       ---------------------------------------------------
       approval of this Plan of Merger, the Articles shall be amended as follows:

       1. Article IV of the Articles shall be amended to read in full as follows:

                    The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common stock, and each of such shares shall be of $.01 par value. When issued, all shares shall be fully paid and non-assessable, and the private property of shareholders shall not be liable for corporate debts. Each shareholder of record shall have one vote for each share of stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.

       2. Article VII, Section 1 of the Articles shall be amended to read in full as follows:

                    The business of the Corporation shall be transacted by a
               Board of Directors composed of from on (1) to seven (7) members. Subject to amendment of the Bylaws or resolution of the Board then constituted, the number of directors be shall established at on (1). It shall not be necessary to be a shareholder of the corporation to be a member of such Board. The number of directors may be increased or decreased from time to time by amendment of the Bylaws of the Corporation or by resolution of the Board of Directors of the Corporation then in office.

       3. Article VII, Section 2 of the Articles shall be amended to read in full as follows:

                   A quorum for the transaction of business
             shall be the majority of the Board then constituted.

       4. Article VII, Section 4 of the Articles shall be deleted.

       5. Article VII, Section 5 of the Articles shall be deleted.

       6. Article X of the Articles shall be deleted.

II.    Shareholder Approval:
       --------------------

       The Plan of Merger was approved by the unanimous consent of the shareholders of both corporations party to the merger and neither corporation required approval by a separate voting group of shareholders.

          Dated as of the 24/th/ day of June, 1999.
                          --

                                   LEWAN & ASSOCIATES, INC.

                                   By: _______________________
                                           Paul R. Lewan
                                           President


                                   LEWAN ACQUISITION, INC.

                                   By: _______________________
                                           Raymond Schilling
                                           Vice President

       STATE OF COLORADO

       CITY AND COUNTY OF DENVER

          The foregoing instrument was acknowledged before me, a Notary Public, this 24/th/ day of June, 1999, by Paul R. Lewan, as president of Lewan &
            --
       Associates Inc., of and on behalf of said corporation.

                              WITNESS my hand and official seal.

                                                  Notary Public

                              My Commission Expires:

       STATE OF COLORADO
                --------

       CITY AND COUNTY OF DENVER
                          ------

          The foregoing instrument was acknowledged before me, a Notary Public, this 24/th/ day of June, 1999, by Raymond Schilling, as Vice President of
            --
       Lewan Acquisition, In., for and on behalf of said corporation

                              WITNESS my hand and official seal

                                                  Notary Public

                              My commission expires: